EXHIBIT 10.12
                                                                   -------------

                     BUSINESS COMBINATION SERVICES AGREEMENT

This Agreement has been entered into and is effective October 1, 2005 by and between BRIDGELINE Software, Inc., located at Sixth Road, Woburn, MA 01801 ("BRIDGELINE") and Joseph Gunnar & Co., LLC, located at Thirty Broad Street, New York, NY 10004 ("JGUN").

By execution of this document (the "M &A Agreement"), BRIDGELINE agrees to retain JGUN and JGUN agrees to be retained by BRIDGELINE, pursuant to the following terms and conditions:

1.       SERVICES.

         JGUN shall devote general advisory/consultative time and attention to any presently ongoing and potentially upcoming BRIDGELINE transactional business combination matters (the "Services") about which BRIDGELINE shall request its services, pursuant to the direction of Thomas L. Massie, BRIDGELINE'S Chief Executive Officer, or others designated by Thomas L. Massie, as shall be determined reasonable, in scope and time required, by JGUN. It is acknowledged by BRIDGELINE and JGUN that BRIDGELINE shall not be required to accept nor use any Services provided by JGUN. It is further acknowledged by BRIDGELINE and JGUN that financial advisory services and capital raising Services are not services contemplated by this M & A Agreement.

2.       TERM.

         JGUN's retention shall be for twelve (12) months commencing October 1, 2005 (the "Term"); automatically renewed yearly ("Renewed Term") unless either BRIDGELINE or JGUN notifies the other of its intention to not renew at least ninety (90) calendar days prior to the expiration of the then applicable term; or if, during any initial or Renewed Term, two
         (2) or more business combinations involving BRIDGELINE (or one of its affiliates) is consummated. Notwithstanding anything to the contrary contained herein, in the event JGUN fails to exercise good faith in processing a bridge acquisition financing or initial public offering ("IPO") on behalf of Bridgeline and BRIDGELINE elects not to proceed with the bridge acquisition financing or IPO as a result of such failure, BRIDGELINE may terminate this M & A Agreement. Notwithstanding anything to the contrary contained herein, in the event that during the processing of the Bridge Acquisition Financing JGUN and BRIDGELINE are unable to agree on the satisfaction of any or all of the Miscellaneous Conditions to Financing set forth in the Bridge Acquisition Letter of Intent, BRIDGELINE may immediately terminate this M&A Agreement.

3.       COMPENSATION.

               (a) For BUSINESS COMBINATION TRANSACTIONS (MERGER, ACQUISITION, SALE AND JOINT VENTURE): JGUN shall be entitled to receive, at closing, cash compensation equal to six percent (6%) of the Total Consideration (as hereinafter defined; see Exhibit
                    A) relating to (i) any acquisition of 20% or more of the stock or assets of any company consummated during the Term or, if applicable, any Renewed Term (or agreed to pursuant to term sheet, letter of intent or similar during the Term or, if applicable, any Renewed Term, and thereafter consummated) (ii) any sale of 20% or more of the stock or assets of BRIDGELINE (exclusive of an IPO of its common stock) consummated during the Term or, if applicable, any Renewed Term (or agreed to pursuant to term sheet, letter of intent or similar during the Term or, if applicable, any Renewed Term, and thereafter consummated) and/or (iii) any merger or other business combination, including joint ventures, involving BRIDGELINE, consummated during the Term or, if applicable, any Renewed Term (or agreed to pursuant to term sheet, letter of intent or similar during the Term or, if applicable, any Renewed Term, and thereafter consummated) (compensation for any such transaction set forth in (i) - (iii) during the Term

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                    or Renewed Term(s), if applicable, the "Success Fee"). In no event shall the Success Fee payable be less than $125k or more than $375k for any one Business Combination
                    Transaction, net of any Advance Credits (as will be described in Section 3 (b) following).

               (b) ADVANCES: During the Term and, if applicable, Renewed Term(s), BRIDGELINE shall remit to JGUN non-refundable cash advances (the "Advance Credits") to be credited against Success Fees earnable, as follows: $7500 monthly commencing October 1, 2005, increasing to $10,000 monthly if and when BRIDGELINE consummates a capital raise of at least $1,000,000, increasing to $15,000 monthly if and when BRIDGELINE consummates an initial public offering of its common stock.

               (c) EXPENSES: BRIDGELINE shall reimburse JGUN, as and when billed, for out-of-pocket expenses reasonably incurred by JGUN in connection with Services provided or to be provided. Such expenses contemplated may include, but are not limited to, printing, postage, travel, and lodging. It is acknowledged by JGUN that no single such expense in excess of $1000 or monthly aggregate expense in excess of $5000 shall be incurred without prior approval by BRIDGELINE.

4.       EXCLUSIVITY.

         BRIDGELINE agrees that JGUN shall have a preferential right during the Term and any Renewed Term(s), if applicable, to provide Services to BRIDGELINE, and that so long as JGUN stands ready to provide Services on a good faith basis, it shall be entitled to the Success Fee compensation described in Section 3 (a) above, for any Business Combination Transaction described in Section 3 (a) (i) - (iii) consummated during the Term or, if applicable, any Renewed Term (or agreed to pursuant to term sheet, letter of intent or similar during the Term or, if applicable, any Renewed Term, and thereafter consummated).

5.       LIABILITY AND INDEMNIFICATION.

               (a) It is acknowledged by BRIDGELINE that JGUN shall not be subject to liability to BRIDGELINE or to any affiliate, officer, director, employee, shareholder or creditor of BRIDGELINE by virtue of any act or omission in the course of or connected with the rendering or providing Services, except for JGUN acts of bad faith or gross negligence.

               (b) BRIDGELINE agrees to defend, indemnify and hold harmless JGUN from and against any and all costs, expenses, and liabilities (including reasonable attorney's fees) which may in any way result from Services rendered by JGUN pursuant to or in connection with this Agreement, except for JGUN acts of bad faith or gross negligence.

6.       NOTICES.

         Notices must be sent to BRIDGELINE and JGUN at their respective addresses set forth above to the attention of Thomas L. Massie at BRIDGELINE and Stephan A. Stein at JGUN. Any Notice must be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the placecountry-regionUnited States mail. Either party may designate any other address to which Notice shall be given by giving written notice to the other of such change of address in the manner described in this section.

7.       GOVERNING LAW.

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         This Agreement has been made in the State of New York and shall be construed and governed in accordance with its laws. Any action relating to this Agreement shall be brought only in Federal and State courts in the City, County and State of New York.

8.       ENTIRE AGREEMENT.

         This Agreement contains the entire Agreement between BRIDGELINE and JGUN, and may not be altered or modified, except in writing and signed by both.

9.       BINDING EFFECT.

         This Agreement shall be binding upon BRIDGELINE and JGUN and their respective heirs, administrators, successors and assigns and may only be assigned upon written agreement of BRIDGELINE and JGUN.

The terms and conditions described above are understood and acceptable:

Joseph Gunnar & Co., LLC                     Bridgeline Software, Inc.
                                             (with Board of Directors approval)


By: /S/  STEPHAN A. STEIN                             By: /S/  THOMAS L. MASSIE
    ----------------------                                ---------------------
    Stephan A. Stein, Member                              Thomas L. Massie, CEO




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                                    EXHIBIT A

        TO BUSINESS COMBINATION SERVICES AGREEMENT (THE M & A AGREEMENT)
           DATED SEPTEMBER 30, 2005 BETWEEN BRIDGELINE SOFTWARE, INC.
              ("BRIDGELINE") AND JOSEPH GUNNAR & CO., LLC ("JGUN")

     Definition of Total Consideration:  See Section 3 (b) of M & A Agreement

     For purposes of the M & A Agreement, "Total Consideration" shall mean the total value of all cash, securities, or other property paid at the closing of a Business Combination Transaction (as defined by Section 3a of the M & A Agreement), (or to be paid in the future) either to BRIDGELINE or its shareholders with respect to such Business Combination Transactions, including, without limitation, consideration paid in respect of (i) the assets of the acquired company, (ii) the capital stock of the acquired company (and any securities convertible into options, warrants or other rights to acquire such capital stock) and (iii) the assumption, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the acquired company or repayment of indebtedness, including without limitation, indebtedness secured by the assets of the acquired company. In the event a Business Combination Transaction is consummated in one or more steps, including without limitation, any additional consideration paid or to be paid in any subsequent step as set forth above, such additional consideration shall be included in the definition of "Total Consideration".

     If all or portion of the Total Consideration paid in the Business Combination Transaction is other than cash or negotiable securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the global sale transaction to Business Combination Transaction is consummated as mutually agreed upon in good faith by BRIDGELINE and JGUN. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to consummation of the Business Combination Transaction, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Business Combination Transaction; provided, however, that if any of such non-cash consideration consists of newly-issued, publicly traded common stock, options, warrants or rights for which no public trading markets existed prior to the consummation of the Business Combination Transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Business Combination Transaction. In such event, the fee payable to JGUN with respect to such securities shall be paid on the 30th trading day subsequent to consummation of the Business Combination Transaction. If no public market exists for the common stock, options, warrants or rights issued in the Business Combination Transactions, then the value of such securities shall be as mutually agreed upon in good faith by BRIDGELINE'S board of directors and JGUN. If such non-cash consideration consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to the consummation of the Business Combination Transaction or exists thereafter), the value thereof shall be the fair market value of such non-cash consideration. Any amounts payable to or by BRIDGELINE, or any affiliate of BRIDGELINE or any shareholder of BRIDGELINE in connection with a non-competition agreement or any employment, consulting, licensing, supply or other agreement, to the extent that such amounts payable are greater than what would customarily be paid on arms-length basis to an employee, consultant, licensee or supplier, shall be deemed to be part of the consideration paid in the Business Combination Transaction includes future payments, then BRIDGELINE shall pay JGUN any additional cash fee, determined in accordance with this definition, when, and if, such payments are paid.